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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of El Paso Natural Gas Company on Form S-3 and the four registration statements of El Paso Natural Gas Company on Form S-8 (File No. 1-2700) of our report dated March 15, 1996, on our audits of the consolidated financial statements and the financial statement schedule of El Paso Natural Gas Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

El Paso, Texas
March 15, 1996